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                                                                  EXHIBIT 10(ii)






                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 for American Growth Series, issued through the New England Variable Annuity Separate Account (File No.033-85442). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:       /s/ MARY E. THORNTON
                                                      Mary E. Thornton

Washington, D.C.
April 26, 2005